UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2013

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, HCC Insurance Holdings, Inc. (the “Company”) announced that Hans D. Rohlf had been elected to serve as a member of the Company’s Board of Directors (the “Board”), effective November 11, 2013.  Mr. Rohlf, 62, currently serves as Managing Director for the North American Property & Casualty business of Hannover Re, a position that he has held since 1995 and from which he plans on retiring at the end of November 2013. From 1977 to 1995, Mr. Rohlf held a variety of positions of increasing responsibility with Hannover Re, including serving as the head of the Retrocessional Department and head of the U.S. and Aviation businesses.  Mr. Rohlf will serve on the Board’s Enterprise Risk Oversight Committee.

Mr. Rohlf will be compensated in accordance with the Company’s standard compensation practices for non-employee directors as more fully described in Company’s Proxy Statement dated April 12, 2013.  As part of that compensation, Mr Rohlf will be granted shares of the Company’s common stock with a value equal to $41,863, the pro-rated portion of the standard $80,000 annual equity retainer for non-employee directors.

The Company issued a press release announcing the election of Mr. Rohlf, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein in its entirety by reference thereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit
99.1	Press Release dated November 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  November 12, 2013